                                                                    Exhibit 23.2
                                                                    ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               --------------------------------------------------



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 1996 Stock Plan, the 1997 Employee Stock Purchase Plan, the 1997 Director Option Plan and the 1997 Patent Incentive Plan of our report dated February 2, 1999, with respect to the consolidated financial statements of Somnus Medical Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                       /s/  ERNST & YOUNG LLP

Palo Alto, California
September 24, 1999